Exhibit 5

December 29, 1999

Internet Law Library, Inc.
4301 Windfern Road, Suite 200
Houston, Texas 77041

Ladies and Gentlemen:

    We have acted as counsel to Internet Law Library, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 600,000 shares of common stock, par value $.001 per share, of the Company (the "Common Shares"), that have been issued pursuant to the Consulting Agreement, dated as of January 22, 1999, between National Law Library, Inc., a wholly owned subsidiary of the Company, and Castle Development, Ltd., as amended (the "Plan").

    In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including the Company's Certificate of Incorporation, the Company's Bylaws and the Plan. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or its representatives or officers.

    Based upon the foregoing, we are of the opinion that the Common Shares that have been issued by the Company, and paid for in accordance with the terms of the Plan, have been validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement.

                                              Very truly yours,

                                              Locke Liddell & Sapp LLP